Exhibit 10.9

SECOND AMENDMENT

TO

MONOTYPE IMAGING HOLDINGS INC.

2010 INDUCEMENT STOCK PLAN

A.	The Monotype Imaging Holdings Inc. 2010 Inducement Stock Plan (the “Plan”) is hereby amended by deleting the first sentence of Section 3(a) and substituting therefore the following:

“The maximum number of shares of Stock reserved and available for issuance under the Plan after the date hereof shall be 100,000 shares, subject to adjustment as provided in Section 3(b).”

B.	The effective date of this Second Amendment shall be the date of the approval of the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan at the Company’s 2017 Annual Meeting of Stockholders, if at all.

C.	Except as amended herein, the Plan is confirmed in all other respects.